                                                   Exhibit 99-1

FOR IMMEDIATE RELEASE                     Contact: David E. Bosher
                                                   Senior Vice President and CFO
                                                   (804) 287-5685

    CADMUS COMMUNICATIONS REPORTS SECOND QUARTER EARNINGS OF $0.32 PER SHARE
                              BEFORE SPECIAL CHARGE

RICHMOND, VA (Jan. 31, 2001) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today announced results for the second quarter of its fiscal year 2001. Financial highlights for the three months ended December 31, 2000, were as follows:

 .  STM journal services sales rose 4%;
 .  Specialty packaging sales declined 33%, due to December order cancellations and softness in overall demand;
 .  Operating margins, before special charges, were 8.4% of sales;
 .  Excluding goodwill amortization, income before special charges totaled $0.46 per share;
 . EBITDA before special charges totaled $17.1 million; and . Debt, before securitization, was reduced to $235.4 million.

Commenting on the quarter, Bruce V. Thomas, president and chief executive officer, remarked "Our publication services businesses produced another good quarter, led by a strong performance from our STM journal services business. These businesses operate to a large extent under long-term contracts and thus have been less sensitive to the overall economy. We have benefited from growth in the total number of STM (scientific, technical, and medical) journal pages produced. We also are positioned to capitalize on the opportunities presented by changes occurring in the STM publishing process - most notably a movement toward more article-based publishing. Those changes should play directly to our core content management strengths. We have the advantage of being the largest manager of content in the STM market and have been moving aggressively to capitalize on this position by introducing new capabilities and services to facilitate on-line and article-based delivery."

Thomas added, "As we capitalize on these evolving content management opportunities, we continue to focus on increasing our productivity and efficiency. To that end, during the second quarter we commenced operations at our new content management facility in Mumbai, India. This facility increases our capacity and replicates, in a global environment, our industry-leading content management work flows, helping to ensure the fast turnaround times and accuracy levels that are our trademarks. We expect its positive contribution to become more evident in our results during the latter part of this fiscal year."

"By contrast," Thomas continued, "our specialty packaging operations did not meet our expectations for the second quarter. Although we started the period with strong backlogs, we experienced delays and cancellations in orders later in the second quarter as the economy slowed. We have reduced our costs and have been successful in securing new accounts, but we have been unable to offset the impact of this industry-wide softness in demand. We are continuing to look at opportunities to reduce costs and to shift the focus of this business toward less cyclical markets. Although it appears that, absent a meaningful strengthening of the economy, we will not see much improvement over the short term from our specialty packaging unit, we remain positive about the longer term growth potential for this portion of our business."

David E. Bosher, senior vice president and chief financial officer, added, "We recognized a special charge for the second quarter of $1.7 million, or $0.11 per share after taxes, related to post-closing contingencies and other facility closure costs associated with the sale of our Dynamic Diagrams subsidiary, which we announced in September 2000. Although this charge reduced our reported net income, we remained solidly profitable and continued to generate positive cash flow. Through the first six months of fiscal 2001, we generated $34.3 million in EBITDA and reduced our debt, before securitization, to $235.4 million at December 31, 2000. We remain on track to achieve a reduction in total debt of at least $20 million for the full year."

Fiscal Second Quarter Operating Results - Detailed Review
---------------------------------------------------------

Net sales for the second quarter totaled $126.0 million, compared with $131.4 million last year. Adjusted for divested and closed operations, net sales totaled $125.7 versus $127.9 million last year. Publication Services segment (STM journal services, special interest magazines, and book and directory businesses) sales increased 2.4% from a year ago, led by 4% growth in STM journal sales. Other segment sales declined 19.1% in the quarter due primarily to lower specialty packaging sales, which were attributable to industry-wide softness and cancellations of orders.

EBITDA in the second quarter totaled $17.1 million, essentially flat with a year ago, adjusted for restructuring and other charges. Total debt, before securitization, was $235.4 million at December 31, 2000.

Income for the second quarter totaled $2.8 million, or $0.32 per share, compared with $2.7 million, or $0.30 per share, last year, excluding restructuring and special charges. Excluding goodwill amortization, income for the second quarter was $0.46 per share compared to $0.44 last year, excluding restructuring and other charges. The Company recorded net income in the second quarter of $1.9 million, or $0.21 per share, versus a net loss of $7.3 million, or $0.81 per share a year ago. Restructuring and other charges recorded in the second quarter a year ago included the write-off of intangible assets related to the Company's point-of-purchase business, the write-off of redundant manufacturing software resulting from the integration of Mack and a net gain on the closure and divestiture of two marketing agencies.

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the largest provider of content management and production services to scientific, technical and medical journal publishers in the world, the fourth largest publications printer in North America, and a leading national provider of specialty packaging products and services. Additional information about Cadmus is available at www.cadmus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) the overall economic environment in North America, (2) the ability of the Company to develop and market new capabilities and services to take advantage of changes in the STM journals publishing process and the Company's content management business, (3) continuing competitive pricing in the markets in which the Company competes, (4) the gain or loss of significant customers or the decrease in demand from existing customers, (5) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (6) changes in the Company's product sales mix, (7) the impact of industry consolidation among key customers, and (8) the ability of the Company to operate profitably and effectively with high levels of indebtedness. The information included in this release is representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)



                                                         Three Months Ended                        Six Months Ended
                                                            December 31,                             December 31,
                                                   ----------------------------            ------------------------------
                                                      2000             1999                    2000              1999
                                                   -----------     ------------            ------------      ------------
Net sales                                          $   126,014     $    131,396            $    241,746      $    256,153
                                                   -----------     ------------            ------------      ------------

Operating expenses:
 Cost of sales                                         101,575          102,940                 192,458           201,637
 Selling and administrative expenses                    13,886           17,455                  28,212            35,002
 Restructuring and other charges                         1,650           15,971                   2,406            32,561
                                                   -----------     ------------            ------------      ------------
                                                       117,111          136,366                 223,076           269,200
                                                   -----------     ------------            ------------      ------------

Operating income (loss)                                  8,903           (4,970)                 18,670           (13,047)
                                                   -----------     ------------            ------------      ------------

Interest and other expenses:
 Interest                                                4,901            5,830                  10,141            11,997
 Securitization costs                                      810              411                   1,570               411
 Other, net                                                 13               58                     (69)             (248)
                                                   -----------     ------------            ------------      ------------
                                                         5,724            6,299                  11,642            12,160
                                                   -----------     ------------            ------------      ------------

Income (loss) before income taxes                        3,179          (11,269)                  7,028           (25,207)

Income tax expense (benefit)                             1,319           (4,000)                  2,917            (5,305)
                                                   -----------     ------------            ------------      ------------

Net income (loss)                                  $     1,860     $     (7,269)           $      4,111      $    (19,902)
                                                       =======          =======                 =======           =======


Earnings per share, assuming dilution:
 Net income (loss) per share                       $       .21     $      (0.81)           $        .46      $      (2.21)
                                                       =======          =======                 =======           =======
 Weighted-average common shares
   outstanding                                           8,938            9,014                   8,938             9,014
                                                       =======          =======                 =======           =======




Cash dividends per common share                    $       .05     $        .05            $        .10      $        .10
                                                       =======          =======                 =======           =======

                               SELECTED HIGHLIGHTS
               (In thousands, except per share data and percents)
                                   (Unaudited)

                                                              Three Months Ended                        Six Months Ended
                                                                 December 31,                             December 31,
                                                      ---------------------------------         --------------------------------
                                                           2000                 1999                2000                 1999
                                                      ------------          -----------         -----------          -----------
Operating data, before restructuring and other
 charges (1)

Operating income                                      $     10,553          $    11,001         $    21,076          $    19,514
Income                                                       2,825                2,680               5,519                4,192
EBITDA (2)                                                  17,103               17,122              34,304               32,662
Depreciation & amortization expense                          6,563                6,171              13,159               12,892
Percent to net sales:
     Gross profit                                             19.4%                21.7%               20.4%                21.3%
    Selling, general and administrative                       11.0%                13.3%               11.7%                13.7%
     expenses
     Operating income                                          8.4%                 8.4%                8.7%                 7.6%
     EBITDA                                                   13.6%                13.0%               14.2%                12.8%
Earnings per share, assuming dilution                 $        .32          $       .30         $       .62        $         .47
Earnings per share, before amortization expense
 and restructuring and other charges                  $        .46          $       .44         $       .91        $         .76


  (1) Before restructuring and other charges of $1.7 million ($1.0 million net of taxes) and $16.0 million ($10.0 million net of tax) for the three months ended December 31, 2000 and 1999, respectively, and $2.4 million ($1.4 million net of taxes) and $32.6 million ($24.1 million net of tax) for the six months ended December 31, 2000 and 1999, respectively.

   (2) Earnings before interest, taxes, depreciation, amortization and securitization costs

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)


                                                     December 31,
                                                         2000         June 30,
                                                     (unaudited)       2000
                                                 ----------------  -----------
Assets:
 Cash and cash equivalents                       $         775     $     6,411
 Accounts receivable, net                               41,829          31,992
 Inventories                                            29,809          25,297
 Other current assets                                   13,117          12,808
 Property plant and equipment, net                     145,234         150,979
 Other assets, net                                     190,729         195,697
                                                   -----------       ---------

Total assets                                     $     421,493     $   423,184
                                                   ===========       =========

Liabilities and shareholders' equity:
 Current liabilities, excluding current debt            72,915          65,661
 Total debt (net of securitization)                    188,487         201,705
 Other long-term liabilities                            38,932          37,876
 Shareholders' equity                                  121,159         117,942
                                                   -----------       ---------
Total liabilities and shareholders' equity       $     421,493     $   423,184
                                                   ===========       =========